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                                                                    EXHIBIT 5.1


                     [VALERO ENERGY CORPORATION LETTERHEAD]



                                 March 28, 2003



Valero Energy Corporation
One Valero Place
San Antonio, Texas  78212

Ladies and Gentlemen:

                  I am Vice President and Secretary of Valero Energy Corporation, a Delaware corporation (the "Company"), and have acted as counsel for the Company in connection with its offering of an aggregate 6,300,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares"), which it is offering under the Registration Statement on Form S-3, as amended by Amendment No. 1 thereto (Reg. Nos. 333-84820, 333-84820-01 and 333-84820-02)
(the "Registration Statement") filed by the Company and VEC Trust III and VEC Trust IV, each a statutory business trust formed under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed issuance and sale from time to time by the Company and the Trusts of various securities under the Securities Act's Rule 415.

                  In furnishing this opinion, I or members of my staff have examined and relied without investigation as to matters of fact upon, copies of the Restated Certificate of Incorporation and Restated By-laws of the Company, as amended to date; the Registration Statement and its exhibits; the prospectus included in the Registration Statement; the prospectus supplement dated March 25, 2003 and filed with the Commission on March 26, 2003 under the Securities Act's Rule 424(b)(5); the underwriting agreement, dated March 25, 2003, between the Company and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as underwriters, relating to the offering and sale of the Shares (the "Underwriting Agreement"); the resolutions of the Board of Directors of the Company (the "Board") and a special committee of the Board which authorize the issuance of the Shares and approve the terms of the offering and sale of the Shares (collectively, the "Board Action"); corporate records of the Company, including minute books of the Company; certificates of public officials and of representatives of the Company; statutes and other instruments and documents as I have deemed necessary or appropriate to form a basis for the opinions hereinafter expressed.

                  In connection with this opinion, I have assumed: (a) the genuineness of all signatures on all documents examined by me and (b) the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

                  On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

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Valero Energy Corporation
March 28, 2003
Page 2

     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized and, when issued and delivered in accordance with the Underwriting Agreement against payment therefor, will be validly issued, fully paid and non-assessable.

     The opinions set forth above are limited in all respects to matters of Texas law, the General Corporation Law of the State of Delaware and the federal laws of the United States, in each instance as currently in effect, and in each case, exclusive of municipal, local and county ordinances, laws, rules and regulations. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to Valero's current report on Form 8-K reporting the offering of the Shares. Additionally, I hereby consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ Jay D. Browning

                                          Jay D. Browning